UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  November 10, 2006

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	20-4831825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Shoreline Drive, Suite 610
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e). On November 10, 2006, the Company entered into an Executive Employment Agreement (the “Agreement”) with Fred Angelopoulos, its Chief Executive Officer, setting forth the current terms of his employment and replacing his existing employment agreement. Pursuant to the terms of the Agreement, Mr. Angelopoulos is entitled to receive an annual salary of $250,000, and is eligible to participate in the Company’s senior management bonus program as defined in the Agreement. In the event of involuntarily termination without cause or voluntary termination for good reason, Mr. Angelopoulos will receive nine months base salary, two years of Company paid health insurance premiums and vesting of certain options as defined in the agreement as severance. Under the bonus plan, Mr. Angelopoulos is eligible to receive a bonus of up to fifty percent (50%) of his base salary, one-half of which will be based on the accomplishment of specific plan performance objectives and one-half of which will be based on subjective factors determined by the Company’s board of directors. Under the agreement, Mr. Angelopoulos may only exercise certain existing stock options pursuant to a fixed exercise schedule, and he is required to observe agreed-upon limits on selling of shares of Company stock.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.11	Executive Employment Agreement - Angelopoulos

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC.:
(Registrant)

Date: November 16, 2006	By:	/s/ ROBERT O’CALLAHAN
ROBERT O’CALLAHAN Chief Financial Officer

EXHIBIT INDEX

EXHIBITS

Exhibit No.	Description of Exhibit
10.11	Executive Employment Agreement - Angelopoulos